UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2005

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Long-Term Incentive Plan

The following is a description of the Company’s Executive Long-Term Incentive Plan (the "Plan") provided pursuant to Paragraph 10 (iii) (B) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when no formal document contains the compensation information. The Plan is composed of the Forest City Enterprises, Inc. 1994 Stock Plan as amended and restated as of June 21, 2005 and filed in the Company's Proxy Statement for the annual meeting held on June 21, 2005, and the Cash Plan, which is described below.

The amendments to the Plan, which are effective for the fiscal year beginning February 1, 2004 and will remain in effect for fiscal years thereafter as may be amended, were approved by the Compensation Committee during the 2004 fiscal year and were ratified by the Board of Directors on March 24, 2005. The purpose of the Plan is to promote the interests of the Company and its stockholders by providing key executives with financial rewards based upon achievement of specified business objectives, as well as to attract and retain key executives by providing compensation opportunities linked to performance results.

The Chief Executive Officer ("CEO") and other members of senior management are eligible to participate in the Plan. Bonuses payable under the Plan are determined by the independent members of the Board of Directors upon the recommendation of the Compensation Committee with respect to the CEO and by the Compensation Committee with respect to all other eligible participants.

The Cash Plan is an accumulating four-year program whereby certain key executives are entitled to an annual cumulative incentive that accrues towards a single payout at the end of each four-year period. The actual payout is based on performance against the Company’s goals. The annual available incentive bonus ranges from 25% of each participant’s base compensation to 60% of each participant’s base compensation, depending on the job requirements of the participant. Performance incentive dollars accrue on an annual basis based on meeting certain yearly performance objectives. In addition to the annual performance objectives that must be met during the four-year period, the Company must meet the long term cumulative goals for the four-year period in order for participants to receive 100% of their accumulated incentive.

Bonuses payable are based on a formula which includes annual growth in Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT") and Total Return (defined as the change in net asset value, an internal measure, plus/minus cash used/generated for the period) above a specified threshold. Payouts are systematically reduced if the specified thresholds for EBDT and Total Return are not achieved.

Payment of bonuses (if any) is typically made in the first quarter after the fourth fiscal year. Bonuses will typically be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.

The written description of the Plan is included as Exhibit 10.1 attached hereto. The foregoing discussion of the Plan is qualified in its entirety by reference to the full text of the written description of the Plan, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Exhibits

The following exhibits are filed herewith.

Exhibit No. Description
10.1 Forest City Enterprises, Inc. Long-Term Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

June 30, 2005	By:	Thomas G. Smith

Name: Thomas G. Smith
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Forest City Enterprises, Inc. Long-Term Incentive Plan